Exhibit 99.1

FOR IMMEDIATE RELEASE

Office Properties Income Trust Prices $425 Million of

8.75% Senior Secured Notes due 2031

Newton, MA (September 10, 2026): Office Properties Income Trust (Nasdaq: OPI) (“OPI”) today announced that it has priced an offering of $425 million aggregate principal amount of 8.75% senior secured notes due 2031 (the “notes”). The notes will be guaranteed by certain of OPI’s subsidiaries and secured by first-priority liens on 19 office properties and a pledge of the equity interests of the subsidiary guarantors. The settlement of the offering is expected to occur on September 24, 2026, subject to the satisfaction of customary closing conditions.

OPI expects to use the net proceeds from the offering, together with cash on hand, to repay all of the outstanding borrowings under its secured revolving credit facility and its secured term loan.

The notes have not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act or any applicable state securities laws. The notes will be sold only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act and outside the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Office Properties Income Trust

OPI is a national REIT focused on owning and leasing office properties to high credit quality tenants in markets throughout the United States. As of June 30, 2026, approximately 62% of OPI's revenues were from investment grade rated tenants. OPI owned 122 properties as of June 30, 2026, with approximately 17.1 million square feet located in 29 states and Washington, D.C. OPI is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $37 billion in assets under management as of June 30, 2026, and 40 years of institutional experience in buying, selling, financing and operating commercial real estate. OPI is headquartered in Newton, MA.

WARNING REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. These statements include statements about the expected closing date of the offering of the notes and the use of proceeds therefrom. These forward-looking statements are based upon OPI’s present intent, beliefs and expectations, but these statements and the implications of these statements are not guaranteed to occur and may not occur for various reasons, some of which are beyond OPI’s control. The closing of the offering is subject to various customary conditions and contingencies. If these conditions are not satisfied or the specified contingencies do not occur, the offering may not close. Further, OPI’s current intentions with respect to the use of the net proceeds from the offering to repay all of its outstanding borrowings under its secured revolving credit facility and its secured term loan is dependent on the closing of the offering and may not occur.

The information contained in OPI’s filings with the Securities and Exchange Commission (“SEC”), including under the caption “Risk Factors” in OPI’s periodic reports, or incorporated therein, identifies other important factors that could cause differences from OPI’s forward-looking statements. OPI’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, OPI does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:

Kevin Barry, Senior Director, Investor Relations

(617) 219-1410

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